UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015 (October 5, 2015)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2015, Nasdaq, Inc. (“Nasdaq”) announced that Ronald Hassen will retire as Senior Vice President, Controller and Principal Accounting Officer, effective March 31, 2016. Ann M. Dennison, who joined Nasdaq as Senior Vice President and Deputy Controller on October 5, 2015, will become Senior Vice President, Controller and Principal Accounting Officer, effective April 1, 2016.

Ms. Dennison, age 44, previously was employed by Goldman Sachs for 19 years, where she was promoted to Managing Director in 2008. Ms. Dennison joined Goldman Sachs in 1996 from Price Waterhouse.

The information called for by Item 5.02(c)(3) is not determined at this time. Nasdaq will file an amendment to this Form 8-K within four business days after this information is determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2015	Nasdaq, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel